As filed with the Securities and Exchange Commission on October 19, 2023

Registration No. 333-101301

Registration No. 333-101271

Registration No. 333-89880

Registration No. 333-89550

Registration No. 333-86166

Registration No. 333-76840

Registration No. 333-71682

Registration No. 333-96079

Registration No. 333-94509

Registration No. 333-85385

Registration No. 333-67707

Registration No. 333-61571

Registration No. 333-56879

Registration No. 333-46425

Registration No. 333-43961

Registration No. 333-36949

Registration No. 333-30303

Registration No. 33-68144

Registration No. 33-75878

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-101301)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-101271)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-89880)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-89550)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-86166)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-76840)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-71682)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-96079)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-94509)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-85385)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-67707)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-61571)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-56879)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-46425)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-43961)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-36949)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 333-30303)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 33-68144)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (Registration No. 33-75878)

UNDER
THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation or Organization)	95-4803544 (I.R.S. Employer Identification No.)

2701 Olympic Boulevard Building B,

Santa Monica, California 90404

(310) 255-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Keith R. Dolliver
Vice President
Activision Blizzard, Inc.
2701 Olympic Boulevard Building B,

Santa Monica, California 90404

(310) 255-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan M. Klein

Anthony F. Vernace

William J. Allen

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but not sold pursuant to Registration Statement Nos. 333-101301, 333-101271, 333-89880, 333-89550, 333-86166, 333-76840, 333-71682, 333-96079, 333-94509,333-85385, 333-67707, 333-61571, 333-56879, 333-46425, 333-43961, 333-36949, 333-30303, 33-68144 and 33-75878.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

On January 18, 2022, Activision Blizzard, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Microsoft Corporation, a Washington corporation (“Microsoft”), and Anchorage Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Microsoft, providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Microsoft. The Merger became effective on October 13, 2023, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

The Company is hereby filing these Post-Effective Amendments (each, a “Post-Effective Amendment” and collectively, the “Post-Effective Amendments”) to each of the following registration statements on Form S-3: Registration Nos. 333-101301, 333-101271, 333-89880, 333-89550, 333-86166, 333-76840, 333-71682, 333-96079, 333-94509, 333-85385, 333-67707, 333-61571, 333-56879, 333-46425, 333-43961, 333-36949, 333-30303, 33-68144 and 33-75878 (each, a “Registration Statement” and collectively, the “Registration Statements”). As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under such Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under each Registration Statement but unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on October 19, 2023.

Activision Blizzard, Inc.

By:	/s/ Keith R. Dolliver
Name: Keith R. Dolliver
Title: Vice President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.